Exhibit 99.1

Schwazze Announces First Quarter 2024 Financial Results

Schwazze Management to Host Conference Call Today at 5:00 p.m. Eastern Time

DENVER, CO, May 15, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCQX: SHWZ) (Cboe CA: SHWZ) ("Schwazze" or the "Company"), today announced financial and operational results for the first quarter ended March 31, 2024.

“We delivered another period of revenue growth in Q1 as we further refined our retail strategy while contending with the prolonged competitive challenges in Colorado and New Mexico,” said Forrest Hoffmaster, Interim CEO of Schwazze. “Throughout the quarter, we continued to sharpen our pricing and promotional efforts while enhancing the in-store experience, widening assortment, improving in-stock position, and advancing our loyalty program to attract and retain new customers. We also strengthened our wholesale business with quarter-over-quarter growth, while surpassing 30% total door penetration across both states.”

“The Colorado market remains highly competitive with more than 680 active recreational licenses, underscoring the importance of delivering an exceptional customer experience and fully integrated retail support program. Although retail pricing has recently stabilized, Colorado sales in Q1 were down 10% year-over-year due to lower volumes. Nonetheless, we significantly outpaced the market as our sales were up 9%, demonstrating the effectiveness of our operating playbook to compete in challenging environments. We expect to continue driving improvements in customer acquisition, retention, and loyalty as we further increase market share in the state.”

“In New Mexico, the proliferation of new licenses continued to outpace state cannabis sales as store count in Q1 increased 31% year-over-year while the market grew only 13%. In addition to pricing and promotional efforts, we’ve focused on driving traffic into our stores by expanding assortment with high quality flower and delivering an elevated customer experience. The New Mexico regulatory body has also increased its license enforcement efforts in recent months, contributing to more than 70 store closures and a 33% sequential decrease in net new store openings in the first quarter. We will continue to support the New Mexico Cannabis Control Division as it develops its regulatory framework.”

“Over the past four years we have rapidly scaled our footprint through 13 acquisitions, building a leading retail presence in both Colorado and New Mexico. We are beginning to see positive momentum from our pricing and promotional strategy and will remain focused on driving operating efficiencies while further optimizing our assets as we consolidate cultivation facilities and eliminate underperforming stores that do not meet our high-margin thresholds. We believe these initiatives, coupled with our operating playbook and strict cost controls, will enable us to return to stronger levels of profitability moving forward.”

First Quarter 2024 Financial Summary

$ in Thousands USD	Q1 2024	Q4 2023		Q1 2023
Total Revenue	$41,601	$43,325		$40,001
Gross Profit	$17,934	$7,034	[1]	$21,849
Operating Expenses	$20,643	$23,276		$16,199
Income (Loss) from Operations	$(2,709)	$(16,242)		$5,650
Adjusted EBITDA[2]	$7,341	$10,953		$14,525
Operating Cash Flow	$(3,700)	$3,452		$(880)

Recent Highlights

•	Announced the grand opening of a medical and recreational dispensary in March under the Everest Apothecary banner in Las Cruces, New Mexico, increasing the Company’s retail footprint to 34 stores across the state.

•	Increased wholesale penetration in the first quarter to more than 30% of total doors in Colorado and New Mexico.

•	Lowell Herb Co. pre-roll sales increased more than 3x quarter-over-quarter in Colorado, where it continues to be the #1 pre-roll in the state.

•	Wana gummy sales up more than 2x quarter-over-quarter in New Mexico.

First Quarter 2024 Financial Results

Total revenue in the first quarter of 2024 increased 4% to $41.6 million compared to $40.0 million for the same quarter last year. The increase was primarily due to growth from new stores compared to the prior year period, partially offset by continued pricing pressure and the proliferation of new licenses in New Mexico.

Gross profit for the first quarter of 2024 was $17.9 million or 43.1% of total revenue, compared to $21.8 million or 54.6% of total revenue for the same quarter last year. The decrease in gross margin was primarily driven by the aforementioned pricing pressure in New Mexico, as well as higher medical sales mix in Colorado.

1 Q4 2023 Gross Profit includes one-time, non-cash inventory adjustments of approximately $13.1 million comprised of $3.1 million of product consolidation, obsolescence, and shrinkage expenses, $4.3 million of net realizable value adjustments, and $5.8 million of fair value adjustments on acquired inventory in New Mexico in 2023.

2 Adjusted EBITDA is a non-GAAP measure as defined by the SEC, and represents earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs. The Company uses Adjusted EBITDA as it believes it better explains the results of its core business. See “ADJUSTED EBITDA RECONCILIATION (NON-GAAP)” section herein for an explanation and reconciliations of non-GAAP measure used throughout this release.

Operating expenses for the first quarter of 2024 were $20.6 million compared to $16.2 million for the same quarter last year. The year-ago period benefitted from a payroll tax credit of $3.9M. The remaining increase was primarily driven by personnel expenses and four-wall SG&A costs associated with 21 additional stores in Colorado and New Mexico that are still ramping.

Loss from operations for the first quarter of 2024 was $2.7 million compared to income from operations of $5.6 million in the same quarter last year. Net loss was $16.1 million for the first quarter of 2024 compared to net income of $1.7 million for the same quarter last year.

Adjusted EBITDA for the first quarter of 2024 was $7.3 million compared to $14.5 million for the same quarter last year. The decrease in Adjusted EBITDA was primarily driven by lower gross margin and higher operating expenses associated with the 21 additional stores that are still ramping.

As of March 31, 2024, cash and cash equivalents were $13.2 million compared to $19.2 million on December 31, 2023. Total debt as of March 31, 2024, was $159.7 million compared to $156.8 million on December 31, 2023.

Conference Call

The Company will conduct a conference call today, May 15, 2024, at 5:00 p.m. Eastern time to discuss its results for the first quarter ended March 31, 2024.

Schwazze management will host the conference call, followed by a question-and-answer period. Interested parties may submit questions to the Company prior to the call by emailing ir@schwazze.com.

Date: Wednesday, May 15, 2024
Time: 5:00 p.m. Eastern time
Toll-free dial-in: (888) 664-6383

International dial-in: (416) 764-8650

Conference ID: 84167910

Webcast: SHWZ Q1 2024 Earnings Call

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://ir.schwazze.com.

Toll-free replay number: (888) 390-0541

International replay number: (416) 764-8677

Replay ID: 167910

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

About Schwazze

Schwazze (OTCQX: SHWZ) (Cboe CA: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to explore taking its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include financial outlooks; any projections of net sales, earnings, or other financial items; any statements of the strategies, plans and objectives of our management team for future operations; expectations in connection with the Company's previously announced business plans; any statements regarding future economic conditions or performance; and statements regarding the intent, belief or current expectations of our management team. Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. We have based our forward-looking statements on management's current expectations and assumptions about future events and trends affecting our business and industry. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Therefore, forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Periods Ended March 31, 2024 and December 31, 2023

Expressed in U.S. Dollars

	March 31,	December 31,
	2024	2023
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash & Cash Equivalents	$13,151,317	$19,248,932
Accounts Receivable, net of Allowance for Doubtful Accounts	3,356,032	4,261,159
Inventory	26,382,184	25,787,793
Marketable Securities, net of Unrealized Loss of $347,516 and Loss of $1,816, respectively	108,583	456,099
Prepaid Expenses & Other Current Assets	3,502,310	3,914,064
Total Current Assets	46,500,426	53,668,047
Non-Current Assets
Fixed Assets, net Accumulated Depreciation of $10,061,700 and $8,741,782, respectively	31,326,000	31,113,630
Investments	2,000,000	2,000,000
Investments Held for Sale	-	202,111
Goodwill	67,492,705	67,499,199
Intangible Assets, net Accumulated Amortization of $36,483,160 and $32,706,765, respectively	162,391,482	166,167,877
Other Non-Current Assets	1,328,187	1,263,837
Operating Lease Right of Use Assets	34,575,832	34,233,142
Deferred Tax Assets, net	992,144	1,996,489
Total Non-Current Assets	300,106,350	304,476,285
Total Assets	$346,606,776	$358,144,332

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$9,443,233	$13,341,561
Accrued Expenses	8,106,618	7,774,691
Derivative Liabilities	1,319,845	638,020
Lease Liabilities - Current	5,186,316	4,922,724
Current Portion of Long Term Debt	29,579,713	3,547,011
Income Taxes Payable	28,235,039	25,232,782
Total Current Liabilities	81,870,764	55,456,789
Non-Current Liabilities
Long Term Debt, net of Debt Discount & Issuance Costs	130,120,753	153,262,203
Lease Liabilities - Non-Current	30,735,072	30,133,452
Total Non-Current Liabilities	160,855,825	183,395,655
Total Liabilities	$242,726,589	$238,852,444
Stockholders' Equity
Preferred Stock, $0.001 Par Value. 10,000,000 Shares Authorized; 82,185 Shares Issued and 82,185 Outstanding as of March 31, 2024 and 85,534 Shares Issued and 85,534 Outstanding as of December 31, 2023.	82	86
Common Stock, $0.001 Par Value. 250,000,000 Shares Authorized; 79,168,539 Shares Issued and 78,248,389 Shares Outstanding as of March 31, 2024 and 74,888,392 Shares Issued and 73,968,242 Shares Outstanding as of December 31, 2023.	79,169	74,888
Additional Paid-In Capital	202,677,665	202,040,968
Accumulated Deficit	(96,843,602)	(80,790,927)
Common Stock Held in Treasury, at Cost, 920,150 Shares Held as of March 31, 2024 and 920,150 Shares Held as of December 31, 2023.	(2,033,127)	(2,033,127)
Total Stockholders' Equity	103,880,187	119,291,888
Total Liabilities & Stockholders' Equity	$346,606,776	$358,144,332

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND (LOSS)

For the Periods Ended March 31, 2024 and 2023

Expressed in U.S. Dollars

	For the Three Months Ended
	March 31,
	2024	2023
	(Unaudited)	(Unaudited)
Operating Revenues
Retail	$37,633,252	$35,820,111
Wholesale	3,898,320	4,058,925
Other	69,421	121,900
Total Revenue	41,600,993	40,000,936
Total Cost of Goods & Services	23,667,319	18,152,163
Gross Profit	17,933,674	21,848,773
Operating Expenses
Selling, General and Administrative Expenses	11,835,818	10,100,934
Professional Services	1,671,881	1,187,364
Salaries	6,880,988	4,695,971
Stock Based Compensation	253,916	214,544
Total Operating Expenses	20,642,603	16,198,813
Income from Operations	(2,708,929)	5,649,960
Other Income (Expense)
Interest Expense, net	(8,307,369)	(7,745,854)
Unrealized Gain (Loss) on Derivative Liabilities	(681,825)	8,501,685
Other Loss	10,500	-
Loss on Investment	(33,382)	-
Unrealized Gain on Investment	(347,516)	1,816
Total Other Income (Expense)	(9,359,592)	757,647
Pre-Tax Net Income (Loss)	(12,068,521)	6,407,607
Provision for Income Taxes	3,984,154	4,662,178
Net Income (Loss)	$(16,052,675)	$1,745,429

Less: Accumulated Preferred Stock Dividends for the Period	(2,155,259)	(2,029,394)
Net Income (Loss) Attributable to Common Stockholders	$(18,207,934)	$(283,965)
Earnings (Loss) per Share Attributable to Common Stockholders
Basic Earnings (Loss) per Share	$(0.24)	$(0.01)
Diluted Earnings (Loss) per Share	$(0.24)	$(0.06)

Weighted Average Number of Shares Outstanding - Basic	76,006,932	55,835,501
Weighted Average Number of Shares Outstanding - Diluted	76,006,932	101,608,278
Comprehensive Income (Loss)	$(16,052,675)	$1,745,429

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Periods Ended March 31, 2024 and 2023

Expressed in U.S. Dollars

	For the Three Months Ended
	March 31,
	2024	2023
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Income (Loss) for the Period	$(16,052,675)	$1,745,429
Adjustments to Reconcile Net Income (Loss) to Cash for Operating Activities
Depreciation & Amortization	5,096,314	6,151,395
Non-Cash Interest Expense	1,031,431	991,184
Non-Cash Lease Expense	2,871,226	2,251,459
Deferred Taxes	1,004,345	(637,225)
Loss on Investment	202,111	-
Change in Derivative Liabilities	681,825	(8,501,685)
Amortization of Debt Issuance Costs	421,512	421,513
Amortization of Debt Discount	2,303,246	1,999,933
(Gain) Loss on Investments, net	347,516	(1,816)
Stock Based Compensation	640,974	214,544
Changes in Operating Assets & Liabilities (net of Acquired Amounts):
Accounts Receivable	905,127	(118,181)
Inventory	(587,900)	(3,023,251)
Prepaid Expenses & Other Current Assets	411,754	(3,036,801)
Other Assets	(64,350)	360,674
Change in Operating Lease Liabilities	(2,348,703)	(1,531,765)
Accounts Payable & Other Liabilities	(3,566,401)	(3,464,671)
Income Taxes Payable	3,002,257	5,299,403
Net Cash Provided by (Used in) Operating Activities	(3,700,390)	(879,861)

Cash Flows from Investing Activities:
Collection of Notes Receivable	-	10,631
Purchase of Fixed Assets	(1,532,287)	(2,913,394)
Net Cash Provided by (Used in) Investing Activities	(1,532,287)	(2,902,763)

Cash Flows from Financing Activities:
Payment on Notes Payable	(864,938)	-
Net Cash Provided by (Used in) Financing Activities	(864,938)	-

Net (Decrease) in Cash & Cash Equivalents	(6,097,615)	(3,782,624)
Cash & Cash Equivalents at Beginning of Period	19,248,932	38,949,253
Cash & Cash Equivalents at End of Period	$13,151,317	$35,166,628

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$4,515,205	$6,540,748

MEDICINE MAN TECHNOLOGIES, INC.

ADJUSTED EBITDA RECONCILIATION (NON-GAAP)

For the Periods Ended March 31, 2024 and 2023

Expressed in U.S. Dollars

	For the Three Months Ended
	March 31,
	2024	2023
Net Income (Loss)	$(16,052,675)	$1,745,429
Interest Expense, net	8,307,369	7,745,854
Provision for Income Taxes	3,984,154	4,662,178
Other (Income) Expense, net of Interest Expense	1,052,223	(8,503,501)
Depreciation & Amortization	5,618,834	6,612,814
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP)	$2,909,905	$12,262,774
Non-Cash Stock Compensation	253,916	214,544
Deal Related Expenses	637,761	1,195,802
Capital Raise Related Expenses	20,760	35,068
Severance	484,561	118,436
Retention Program Expenses	807,500	280,632
Pre-Operating & Dark Carry Expenses	1,053,837	391,917
One-Time Legal Settlements	417,653	-
Other Non-Recurring Items	754,751	25,707
Adjusted EBITDA (non-GAAP)	$7,340,644	$14,524,880
Revenue	41,600,993	40,000,936
Adjusted EBITDA Percent	17.6%	36.3%